EXHIBIT 10.31
SOUTHWEST AIRLINES CO.
2007 EQUITY INCENTIVE PLAN
NOTICE OF GRANT OF STOCK OPTIONS
     Southwest Airlines Co. hereby grants to you (the “Participant”) the right and option (the “Option” or “Options”) to purchase shares of the Common Stock of the Company as follows:
Participant:
Grant Date:
Expiration Date:
Exercise Price:
Number of Options Granted:
Option Type:
Vesting Schedule:                          Per schedule below
      Vesting Date:                           Vesting Schedule
     In all cases, it will be a condition to vesting that the Participant still be an Employee or Director on the vesting date.
     Participant understands and agrees that the Option described above is granted in accordance with and subject to the terms and conditions of the Southwest Airlines Co. 2007 Equity Incentive Plan (the “Plan”) and the applicable terms and conditions accompanying this notice of grant (the “Terms and Conditions”).
     The Plan, the Terms and Conditions, and the prospectus for the Plan are enclosed with this Notice of Grant. Additional copies of these documents are available upon request to the Company’s Stock Option Administration Department.
     Participant is not required to exercise these Options; however, by exercising any of these Options or by asserting any other rights pursuant to the Plan, Participant will be deemed to have agreed to the terms and conditions of the Plan and the accompanying Terms and Conditions.
Southwest Airlines Co.

SOUTHWEST AIRLINES CO.
2007 EQUITY INCENTIVE PLAN
TERMS AND CONDITIONS
STOCK OPTIONS
     By exercising an option (an “Option”) or asserting any other rights pursuant to the Southwest Airlines Co. 2007 Equity Incentive Plan (the “Plan”), you (“you” or the “Participant”) will be deemed to have agreed to the terms and conditions of the Plan, which terms and conditions are incorporated herein by reference, and the terms and conditions set forth below. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Plan.
     1. Vesting. Subject to these Terms and Conditions and the provisions of the Plan, the Options granted to you pursuant to the Plan shall become exercisable as set forth in the Notice of Grant that you have received in connection with the Plan.
     2. Term; Rights Upon Termination of Service. In the event of the termination of the Participant’s service as an Employee or Director with the Company or any Affiliate, the Participant’s Options that have not vested as of the date of termination shall automatically and without notice terminate and become null and void at 4:00 p.m., Eastern Time, on the date of termination. The outstanding and vested portion of the Option shall thereafter automatically and without notice terminate and become null and void at 4:00 p.m., Eastern Time, on the date that is the earliest to occur of the following (the “Option Expiration Date”):
          (a) the date of the Participant’s termination of service with the Company or an Affiliate for cause, including breach by the Participant of an employment agreement with the Company or an Affiliate or the Participant’s commission of a felony or misdemeanor (whether or not prosecuted) against the Company or an Affiliate;
          (b) The expiration of two (2) years following the date of termination of a Participant’s employment with the Company or an Affiliate if the Participant is not also a Director of the Company;
          (c) The expiration of five (5) years following the date of termination of a Directors’ service with the Board;
          (d) The expiration of such other period of time or the occurrence of such event as is provided for in the Participant’s Notice of Grant;
          (e) the expiration of ten (10) years from the date of grant of the Option.
     Upon the occurrence of any event described in this Section 2, if the Participant desires to exercise the Option prior to the Option Expiration Date, the Participant must provide notice of exercise to the Company or the Company’s designee prior to the close of trading on the New York Stock Exchange on the Option Expiration Date.

     3. Manner of Exercise.
          (a) Procedure. The Option may be exercised by the Participant (or by the person who acquires the Option by will or the laws of descent and distribution or otherwise by reason of the death of the Participant) as to all or part of the shares covered by the Option by delivery to the Company or the Company’s designee of (i) notice of the exercise in substantially the form and manner prescribed by the Company (the “Notice”), setting forth the number of shares of Common Stock with respect to which the Option is to be exercised and the date of exercise thereof, and (ii) consideration with a value equal to the aggregate exercise price for the shares to be purchased. From time to time, the Company and/or the Committee may establish procedures relating to effecting such exercises. No fractional shares shall be issued as a result of exercising an Option.
          (b) Payment. In the Notice, the Participant shall elect the form of payment, which may be as follows: (i) in cash; (ii) in shares of Common Stock; (iii) by delivery (including by fax or electronic means in accordance with procedures determined by the Committee) to the Company or its designee of an irrevocable Option exercise notice together with irrevocable instructions from the Participant to a broker or dealer reasonably acceptable to the Company to sell certain of the shares of Common Stock purchased upon exercise of the Option or to pledge such shares as collateral for a loan and promptly deliver to the Company or the Company’s designee the amount of sale or loan proceeds necessary to pay the exercise price; and/or (iv) in any other form of valid consideration that is acceptable to the Committee in its sole discretion; provided that, with respect to a cashless exercise of the Option (in accordance with clause (iii) above) the Option will be deemed exercised on the date of sale of the shares of Common Stock received upon exercise. The Notice shall be signed by the person(s) exercising the Option and, in the event the Option is being exercised by any person(s) other than the Participant, the Notice shall be accompanied by proof satisfactory to the Company’s counsel of the right of such person(s) to exercise the Option. If payment is to be made in cash, the Participant shall deliver to the Company or the Company’s designee a cashier’s check or electronic funds transfer in the amount of the exercise price on or before the exercise date. If payment is to be made in shares of Common Stock, (i) it shall be valued at its fair market value on the date of the Notice; and (ii) to the extent requested by the Company, the Notice shall be accompanied by documentation, satisfactory to the Committee, proving ownership of the number of shares of Common Stock to be used as payment. For these purposes, “fair market value” shall be the mean between the highest and lowest quoted selling prices of the Common Stock on such day, as reported by the primary national stock exchange on which such stock is listed.
          (c) Irrevocable Election. The giving of such Notice to the Company or its designee shall constitute an irrevocable election to purchase the number of shares specified in the Notice on the date specified in the Notice.
          (d) Withholding Taxes. To the extent that the exercise of any Option or the disposition of shares of Common Stock acquired upon exercise of an Option results in compensation income to the Optionee for tax purposes, the Participant shall deliver to the Company or the Company’s designee at the time of such exercise or disposition such amount of money, if any, as the Company may require to meet its obligations under applicable tax laws or regulations, and, if the Participant fails to do so, the Company shall be authorized to (i) withhold delivery of certificates upon exercise and (ii) withhold from remuneration then or thereafter payable to the Participant any tax required to be withheld by reason of such resulting compensation income. The Company is authorized to take such other action as it deems appropriate to ensure that all applicable federal, state, local, or other income, employment, or other tax withholding obligations to which the Participant is subject in connection with the Option are withheld or collected from the Participant.
          (e) Delivery of Shares. Upon satisfaction of the conditions set forth in this Section 3, the Company shall cause certificates for any shares to be delivered to the Participant or otherwise credited to the account of the Participant (or to the person exercising the Participant’s Options in the event of death) as soon as practicable after the exercise date.
     4. Nontransferable. The Option shall not be transferable by the Participant other than by will or the laws of descent and distribution, and during the Participant’s lifetime shall be exercisable only by the Participant or the Participant’s legal guardian or representative.
     In the event of the Participant’s death during a period during which the Participant’s Options could have been exercised by the Participant, the Option shall thereafter be exercisable, to the extent exercisable at the date of death, only by his or her executors or administrators or the person(s) who acquires such Option by will or the laws of descent or distribution, or otherwise by reason of the death of the Participant.
     5. Rights of Participant. Neither the Participant nor his or her executors, administrators, beneficiaries, or legal representatives shall have any of the rights of a Shareholder of the Company with respect to the shares subject to the Option until a certificate or certificates for such shares shall have been issued upon the exercise of the Option or such shares have otherwise been credited to such person’s account.
     6. No Rights to Continued Employment or Service as a Director. The Participant agrees that nothing herein shall be construed to confer upon the Participant any right to continue as an Employee or Director of the Company or any Affiliate or to interfere in any way with the right of the Company or any of its Affiliates to terminate the Participant’s employment or other service at any time.
     7. Adjustments upon Changes in Capitalization. The number and kind of shares covered by the Option, and the Option exercise price, shall be subject to adjustment in accordance with Article XI of the Plan.
     8. Purchase for Investment and Legality. The Participant, by acceptance hereof, represents and warrants to the Company that the purchase of shares of Common Stock upon the exercise of the Option shall be for investment and not with a view to distribution, provided that this representation and warranty shall be inoperative if, in the opinion of counsel to the Company, a proposed sale or distribution of such shares is pursuant to an applicable effective registration statement under the Securities Act of 1933, as amended, or is, without such representation and warranty, exempt from registration under such Act.
     The Participant agrees that the obligation of the Company to issue shares upon the exercise of an Option shall also be subject as conditions precedent to compliance with applicable provisions of the Securities Act of 1933, the Securities Exchange Act of 1934, state securities laws, rules and regulations under any of the foregoing, and applicable requirements of any securities exchange upon which the Company’s securities shall be listed.

     The Company may (i) endorse an appropriate legend referring to the foregoing restrictions upon the certificate or certificates representing any shares of Common Stock issued or transferred to the Participant upon the exercise of the Option or (ii) otherwise note such restrictions with respect to shares that are not certificated.